                                                                    EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated, 19 November 1999 relating to the financial statements of I-Way Limited., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Reading
United Kingdom
December 29, 1999